Exhibit 10.21

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

CONTRACT COVER PAGE

NAME : DOMINIC MAZOTTA

EVENT NAME: CFFC 60

EVENT LOCATION: BORGATA HOTEL CASINO & SPA

PLEASE MAKE SURE YOU READ THIS ENTIRE PAGE!!!

•	This contract is time sensitive! This contract is only valid for 48 hours from the “Date of Contract” and “Time Sent”. You must submit this contract within the 48 hour or this contract will be null and void.
•	We will need a hi-res digital photograph of you for promotional material. It is very important that you send in this photo ASAP so promotional material can be designed for your fight. We will need images in the following poses:
o	Fighter stance angled to the right
o	Fighter stance angled to the left
o	Standing with your arms crossed in front of you
o	If CFFC have photographs from you from a fight in the past year, you do NOT need to send in any images.

•	All licensing applications must be submitted within 24 hours of this contract.

THERE ARE NO EXCEPTIONS TO THIS RULE!!!

If you do not submit your license documentation that was emailed to you, your contract is NOT valid and your fight will be replaced. In the past, we have allowed these to be turned in later in the process however this has changed. YOU MUST SUBMIT YOUR LICENSE APPLICATION WITHIN 24 HOURS OF SIGNING THIS CONTRACT

•	You will be sent your medical requirements for your fight approximately 4 weeks from your fight date. Please take note of the deadline to submit medicals to Melissa (melissa@cffc.tv) as you are subject to punitive penalties if these items are submitted late.
•	If at any time throughout this process, you have any questions about this contract, medicals, licensing, social media, production information or your fight in general, please contact CFFC General Manager Arias Garcia at arias@cffc.tv or by call/text at (856) 498-5284

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

CAGE FURY FIGHTING CHAMPIONSHIPS BOUT AGREEMENT

THIS BOUT AGREEMENT is made and entered into as of the date, 6/10/2016 by and between CFFC Promotions LLC, trading as Cage Fury Fighting Championships, with offices at 416 Kings Highway E Haddonfield, NJ 08033, and mixed martial arts fighter DOMINIC MAZOTTA also referred to for purposes of this agreement as “FIGHTER”.

WHEREAS, FIGHTER wishes to engage and is willing and able to participate in a bout with OPPONENT, and to grant the rights assigned to PROMOTER herein, and PROMOTER is willing and able to promote such bout upon the terms and conditions set forth below; WHEREAS, the parties desire to enter into an agreement pursuant to which FIGHTER shall engage in a mixed martial arts bout between DOMINIC MAZOTTA and N ICK PACE, and other bouts, upon and subject to the terms and conditions hereinafter set forth.

This bout is the 1st of a 2 fight agreement.

For the first fight, FIGHTER will earn $2,000.00 to show and $2,000,00 to win with a 75 ticket guarantee.

IF FIGHTER LOSES FIRST FIGHT, HE WILL BE PERMITTED TO FIGHT OUTSIDE OF CFFC IN PITTSBURGH ONLY

For the second fight, FIGHTER wins that bout, he will earn $2,250.00 to show and $2,250.00 to win with a 0 ticket guarantee.

For the third fight, FIGHTER wins that bout, he will earn N/A to show and N/A to win with a N/A ticket guarantee

For the fourth fight, FIGHTER wins that bout, he will earn N/A to show and N/A to win with a N/A ticket guarantee

If FIGHTER loses any of the bouts during this term, his purse will remain the same in which the bout he lost.

During the Term, CFFC has the exclusive rights to FIGHTER and he may not participate in any MMA/Boxing/Kickboxing bouts outside of CFFC. CFFC has the option to release FIGHTER after a loss.

CFFC will immediately release fighter at any point during this contract, should the UFC offer a contract to said fighter. In the event this occurs within 30 days of a scheduled bout, and assuming said fighter is slated on the main card, fighter will be required to retain and submit payment for all tickets on hand. Compliance with all the above will result in CFFC providing the UFC with an immediate release form on behalf of the promotion.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

WHEREAS, FIGHTER understands the dangerous nature and risks involved in participating in any mixed martial arts competition, as well as, the potential for serious bodily injury and/or death. FIGHTER represents that he/she is presently, and will be, in good and proper health to engage in said mixed martial arts bouts; and

WHEREAS, Bolded terms not otherwise defined herein shall have the meanings ascribed to such terms on the Term Sheet attached hereto as Exhibit “A” and incorporated by this reference (“Term Sheet”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PROMOTER and FIGHTER agree as follows:

1.          The Bout. FIGHTER will engage in a mixed martial arts contest with OPPONENT (“Bout”) on the BOUT DATE at the BOUT LOCATION. The Bout will be in the specified WEIGHT DIVISION, and will consist of the specified NUMBER OF ROUNDS.

2.          Worldwide Rights to Bouts. FIGHTER grants to PROMOTER each and every right set forth on Exhibit “B” hereto, in perpetuity, which rights shall survive any termination of this Bout Agreement (“Bout Ancillary Rights”).

3.          Purse. Provided that the bout is completed in accordance with the provisions hereof, PROMOTER shall pay to FIGHTER the FIGHTER’S PURSE, less all permissible or required deductions and withholding.

4.          Standard Fighter Contract. FIGHTER shall execute and comply with a standard FIGHTER contract for the bout on the form required by the applicable athletic commission (the “Standard FIGHTER Contract”), consistent with the terms of this Bout Agreement.

5.          Medical. All physical and medical costs not covered by the State are the sole responsibility of FIGHTER. FIGHTER MUST GET MEDICALS COMPLETED AND APPROVED BY THE DEADLINE DATE SET FORTH IN EXHIBIT “A”. If FIGHTER fails to get medical information in on time, he/she is subject to purse deduction according to Exhibit “C”. PROMOTER reserves the right to pull FIGHTER from the fight card if FIGHTER fails to submit medicals by the deadline stated in “Exhibit A”. In such a case, PROMOTER will retain FIGHTER’s rights exclusively for another fight within six (6) months.

6.          Publicity and Promotion. FIGHTER shall cooperate and assist in the publicizing, advertising and promotion of the Bout, including all Pre-Bout and Post-Bout Events, all rebroadcasts and compilations of the Bout, and all merchandizing for the Bout, and shall appear at and participate in a reasonable number of joint and/or separate press conferences, interviews, and other publicity or exploitation appearances or activities (any or all of which may be telecast, broadcast, recorded and/or filmed), at times and places designated by PROMOTER. FIGHTER shall arrive and commence training at the BOUT LOCATION on the TRAINING COMMENCEMENT DATE.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

7.          Force Majeure and Other Postponements.

(a)          In the event the bout is prevented from taking place by reason of any act of God, fire, flood, riot, war, public disaster or any other cause beyond the direct and immediate control of PROMOTER, or if FIGHTER or OPPONENT shall be or become disabled or incapacitated by reason of any physical or mental disability, injury or illness which prevents or interferes with his or their participation in such bout as scheduled, and a physician licensed by the local government authority having jurisdiction over such bout shall certify that FIGHTER or OPPONENT cannot participate in such bout as scheduled, the PROMOTER may, at its sole option, either postpone such bout to a date not later than 180 days after the originally scheduled date, in which event all of the provisions of this agreement shall remain in full force and effect and shall apply to the rescheduled date or else cancel or terminate this Agreement. FIGHTER will submit to medical examination(s) reasonably requested by PROMOTER. If the bout, which is the subject matter of this agreement, is on the undercard to any main event and that main event is postponed or canceled for any reason whatsoever, the PROMOTER may at its sole option either postpone such bout to a date to coincide with the postponed date of the main event or another main event, in which event all of the provisions of this agreement, including the provisions of this paragraph, shall remain in full force and effect and shall apply to the rescheduled date or else cancel or terminate this agreement.

(b)          In the event FIGHTER’s opponent for any of the bouts shall for any reason fail or refuse to participate in such bout, or shall withdraw there from and PROMOTER shall so notify FIGHTER. PROMOTER may at its sole option cancel this agreement as it relates to such bout or terminate this agreement.

(c)          In the event PROMOTER exercises its right to cancel or terminate this agreement pursuant to any of the preceding provisions, FIGHTER shall thereupon immediately return to PROMOTER all sums, if any, theretofore advanced or paid to FIGHTER by PROMOTER in connection with such bout, and neither party shall have any further rights or obligations hereunder with respect to such bout or this agreement, as applicable.

8.          Further Assurances. FIGHTER shall execute any and all additional documents or instruments necessary or desirable to effectuate the provisions of this Agreement, in such form as may be required by the local governmental authority with jurisdiction over the bout and/or any organization(s) sanctioning the bout if applicable. No party hereto shall take any action or fail to take any action which action or failure shall frustrate the purposes of this Agreement and the benefits contemplated hereby.

9.          Attire. FIGHTER agrees that no advertising or promotional material shall appear on any item of clothing worn by FIGHTER, his trainers, seconds or assistants during and/or at the Bouts without the prior written approval of PROMOTER. If PROMOTER does not, in its sole discretion, grant such approval, FIGHTER and/or his trainers, seconds or assistants, as the case may be, shall promptly either take corrective action to remove the disapproved material or shall substitute therefore clothing or equipment provided by PROMOTER. In the event promotional advertising/sponsors are not pre-approved and worn during the event, PROMOTER may deduct up to a maximum from purse according to Exhibit “C”.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

10.          Fighter Conduct.

a.     FIGHTER shall conduct himself in accordance with commonly accepted standards of decency, social conventions and morals, and FIGHTER will not commit any act or become involved in any situation or occurrence or make any statement which will reflect negatively upon or bring disrepute, contempt, scandal, ridicule, or disdain to FIGHTER, the identity of FIGHTER or any of FIGHTER’s affiliates, PROMOTER or any of its officers, managers, members, employees, or agents. FIGHTER’s conduct shall not be such as to shock, insult or offend the public or any organized group therein, or reflect unfavorably upon any current or proposed sponsor or such sponsor’s advertising agency, or any network or station over which a bout is to be broadcast.

b.     FIGHTER and FIGHTER’s affiliates shall maintain a high standard of sportsmanship and conduct themselves in a professional manner prior to, during, and following each bout.

c.     FIGHTER shall not authorize or be involved with any advertising material or publicity materials that contain language or material which is generally considered to be obscene, libelous, slanderous or defamatory and will not violate or infringe upon, or give rise to any adverse claim with respect to, any common-law or other right whatsoever (including, but not limited to, any copyright, trademark, service mark, literary, dramatic, music or motion picture right, right of privacy or publicity, contract or moral rights of authors) of any person or entity.

d.     FIGHTER shall maintain his eligibility and keep in good standing any license required to participate in any bout.

e.     FIGHTER shall not use any controlled or banned substance, including but not limited to marijuana, cocaine, methamphetamine, steroids or any similar drugs (“Controlled Substance”). FIGHTER agrees that an Athletic Commission and/or PROMOTER may test FIGHTER for Controlled Substances and FIGHTER agrees to submit to any pre-bout or post-bout drug test as requested by an Athletic Commission and/or PROMOTER.

f.     FIGHTER acknowledges that an Athletic Commission and/or PROMOTER may fine, suspend and/or impose other penalties, including but not limited to removing recognition from FIGHTER of any Championship Title, status or belt if FIGHTER tests positive for a Controlled Substance. FIGHTER shall be deemed to be in breach of this section if FIGHTER tests positive for any Controlled Substance in any pre-bout or post-bout drug test and such test is upheld by an Athletic Commission.

11.          Assignment. PROMOTER shall have the absolute right to assign, license, or transfer any or all of the rights granted to it hereunder, including, without limitation, the right to co-promote the bouts in association with any one or more persons or entities of its choosing.

12.          Exclusivity. FIGHTER will not, except upon the prior written consent of PROMOTER, which consent PROMOTER shall be free to withhold in its sole and absolute discretion, engage in any mixed martial arts competition, bout or exhibition between the date hereof and the date of the bout, including any date to which the bout may be postponed or rescheduled.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

13.          Independent Contractor. Nothing herein contained shall be construed to constitute FIGHTER as an employee of PROMOTER. FIGHTER is an independent contractor, responsible for his own actions and expenses.

14.          Equitable Relief. FIGHTER acknowledges that his services as a professional boxer are special, unique, extraordinary, irreplaceable, and of peculiar value, and that in the event of his breach or threatened breach of this Agreement, PROMOTER would suffer irreparable damage which would not reasonably or adequately be compensated solely by an action at law. Accordingly, FIGHTER expressly agrees that in the event of such breach or threatened breach, PROMOTER shall be entitled, in addition to all other rights and remedies available to it, to obtain equitable relief, including, but not limited to, an injunction against such breach in any court of competent jurisdiction, and that he will not assert as a defense in any such action that PROMOTER has an adequate remedy at law. FIGHTER also acknowledges that in addition to any equitable relief and or money damages assessed by any court against FIGHTER in connection with any suit for breach of this promotional agreement, FIGHTER shall be liable for PROMOTER’s attorneys’ fees, expert fees and costs of suit incurred in connection with any action brought for the enforcement and/or breach of this promotional agreement or any bout agreement.

15.          Representations, Warranties and Covenants.

(a)          FIGHTER is at least eighteen (18) years of age;

(b)          FIGHTER is a United States Citizen and/or is in the United States under a valid work visa;

(c)          FIGHTER is free to enter into this agreement and has not heretofore and will not hereafter enter into any contract, agreement or understanding, whether oral or written, which conflicts in any material respect with the provisions hereof or which purports to grant similar or conflicting rights to any person, firm, or entity other than PROMOTER, or which would or might interfere with fighter’s full and complete performance hereunder or the free and unimpaired exercise by PROMOTER of any of the rights granted to PROMOTER under this agreement. FIGHTER further represents and warrants to PROMOTER that there are no claims pending or threatened or any litigations affecting FIGHTER which would or might interfere with the full and complete exercise or enjoyment by PROMOTER of any rights granted hereunder.

(d)          FIGHTER is in good physical and mental health and is not aware of any physical or mental disabilities that would in any way place FIGHTER in danger of sustaining a physical and/or mental injury or death or otherwise inhibit fighter’s ability to perform all of the terms and conditions of this agreement;

(e)          FIGHTER has received sufficient boxing, wrestling, and/or martial arts training to participate in any mixed martial arts competitions promoted by PROMOTER without substantial risk of suffering physical and/or mental harm;

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

(f)          FIGHTER understands the dangerous nature and risks involved in participating in any mixed martial arts competition, as well as the potential for serious bodily injury and/or death;

(g)          PROMOTER will provide secondary insurance coverage for all FIGHTERs. All costs are covered with pre-approval procedures being followed as mandated by the insurance carrier. A specific insurance attachment form outlining all guidelines, procedures and protocols for an injured FIGHTER will be provided.

(h)          FIGHTER further acknowledges that PROMOTER is entering into this agreement in reliance upon the warranties, representations and covenants herein, and FIGHTER agrees to indemnify, defend and hold PROMOTER and its affiliates harmless from and against any and all liability, cost, or expense, including reasonable attorney’s fees, PROMOTER or its affiliates may sustain or incur as a result of the breach or inaccuracy of any of said warranties, representations and covenants.

(i)          If at any time during the term hereof PROMOTER shall offer to promote a bout for FIGHTER and FIGHTER shall refuse such bout, or attempt to cancel or postpone such bout, for reason of a claimed injury or other medical disability, PROMOTER shall have the right, but not the obligation, to have FIGHTER examined by a medical doctor of its choice, and if PROMOTER so elects, FIGHTER shall appear for such examination on one (1) day’s notice.

16.          Release and Waiver of Claims. FIGHTER HEREBY ACKNOWLEDGES AND AGREES THAT PARTICIPATION IN MIXED MARTIAL ARTS COMPETITIONS, SUCH AS THE CAGE FURY FIGHTING CHAMPIONSHIPS, IS A DANGEROUS ACTIVITY THAT MAY RESUILT IN THE FIGHTER SUFFERING SERIOUS PHYSICAL AND/OR MENTAL INJURY, PERMANENT DISFIGUREMENT, PARALYSIS AND/OR DEATH. FIGHTER HEREBY WILLINGLY, KNOWLINGLY, AND VOLUNTARILY ASSUMES ALL OF THE RISK(S) OF SUFFERING SERIOUS PHYSICAL AND/OR MENTAL INJURY, PERMANENT DISFIGUREMENT, PARALYSIS, AND/OR DEATH AS A DIRECT, INDIRECT, AND/OR PROXIMATE RESULT OF NELGIGENT AND/OR INTENTIONAL ACTIONS AND/OR OMISSIONS OF FIGHTER, FIGHTER’S OPPONENT, PROMOTER, PROMOTER’S OWNERS, EMPLOYEES, AND/OR AGENTS. FIGHTER FURTHER ACKNOWLEDGES AND AGREES THAT FIGHTER IS FAMILIAR WITH AND UNDERSTAND THE RULES OF THE CAGE FURY FIGHTING CHAMPIONSHIP MIXED MARTIAL ARTS COMPETITIONS, AS WELL AS THE RULES SET FORTH BY THE NEW JERSEY ATHLETIC CONTROL BOARD. PRIOR TO FIGHTER’S PARTICIPATION IN ANY EVENT, FIGHTER SHALL INSPECT THE MATS, CAGE, RING, EQUIPMENT AND OTHER ITEMS AND/OR FACILITIES. FIGHTER SHALL HAVE THE RIGHT TO ADVISE THE PROMOTER OF ANY EQUIPMENT THAT APPEARS UNSAFE SO THAT THE UNSAFE CONDITION CAN BE REMEDIED. FIGHTER SHALL ALSO HAVE THE RIGHT TO WITHDRAW FROM ANY COMPETITION IF THERE IS ANY ITEM FIGHTER BELEVES IS UNSAFE OR POTENTIALLY DANGEROUS. SHOULD FIGHTER DECIDE TO PARTICIPATE IN ANY EVENT KNOWING THAT ANY SUCH ITEM OR PIECE OF EQUIPMENT IS UNSAFE OR DANGEROUS, FIGHTER AGREES THAT SUCH PARTICIPATION IS AT FIGHTER’S OWN RISK AND PERIL.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

AS A VALUABLE PART OF THE CONSIDERATION FOR ENTERING INTO THIS AGREEMENT, FIGHTER HEREBY RELEASES, WAIVES, HOLDS HARMLESS, AND FOREVER DISCHARGES PROMOTER, PROMOTER’S OWNERS, EMPLOYEES, AND/OR AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LAWSUITS, AND/OR LIABILITIES, OF EVERY KIND AND NATURE (INCLUDING, BUT NOT LIMITED TO, PERSONAL INJURIES, PROPERTY DAMAGE, AND/OR RESULTING MOENTARY LOSS) THAT FIGHTER, FIGHTER’S FAMILY, HEIRS, EXECUTORS, AND ASSIGNS MAY SUFFER WHICH ARISES OUT OF, OR RELATES IN ANY WAY TO, FIGHTER’S PARTICIPATION IN ANY EVENT AND/OR THIS AGREEMENT. THIS RELEASE AND HOLD HOLDHARMLESS PROVISION COVERS, BUT IS NOT LIMITED TO, ANY AND ALL DAMAGES AND/OR INJURIES THAT FIGHTER MAY SUFFER TRAVELING TO AND/OR FROM ANY EVENT, WHILE PARTICIPATING IN ANY EVENT, AND/OR WHILE ON THE PROPERTY OF THE SITUS OF ANY EVENT. THIS RELEASE, WAIVER, AND HOLD HARMELSS PROVISION SHALL BE EFFECTIVE IMMEDIATELY UPON THE SIGNING OF THIS AGREEMENT AND SHALL CONTINUE TO BE IN FULL FORCE AND EFFECT EVEN AFTER THE FULL PERFORAMNCE AND/OR TERMINATION OF THIS AGREEMENT. FIGHTER EXPRESSLY AGREES THAT THE PROVISIONS OF THIS PARAGRAPH SHALL BE LEGALLY BINDING ON FIGHTER’S FAMILY, PERSONAL REPRESENTATIVES, EXECUTORS, HEIRS, AND ASSIGNS. FIGHTER AGREES THAT THIS RELEASE, WAIVER, AND HOLD HARMLESS PROVISION IS INTEDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF NEW JERSEY; AND THAT IF ANY PORTION OF THE PARAGRAPH IS HELD TO BE INVALID BY A COURT OF COMPITENT JURISDICTION, FIGHTER AGREES THAT THE BALANCE OF THIS PROVISION SHALL CONTINUE TO REMAIN IN FULL LEGAL FORCE AND EFFECT.

17.          Indemnification. PROMOTER AND FIGHTER SHALL ASSUME FULL RESPONSIBILITY FOR THEIR RESPECTIVE EMPLOYEES, OFFICERS AGENTS, AND/OR BUSINESS INVITEES AND FOR THEIR WORK. PROMOTER AND FIGHTER HEREBY AGREE TO HOLD AND SAVE ONE ANOTHER HARMLESS FROM AND AGAINST ANY CLAIMS, DEMANDS, ACTIONS, LAWSUITS, CAUSES OF ACTIONS, LIABILITIES, JUDGMENTS, ORDERS, FINES, DAMAGES, COSTS AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, COURT COSTS AND REASONABLE ATTORNEYS’ FEES) WHICH MAY BE ASSERTED BY ANY PERSON ARISING OUT OF (A) INJURY, SICKNESS, DISEASE OR DEATH SUFFERED BY ANY PERSON OR INJURY, DAMAGE, OR DESTRUCTION OF PROPERTY, CAUSED IN WHOLE OR IN PART BY ANY ACT OR OMISSION, WHETHER NEGLIGENT OR OTHERWISE, OF THE OTHER PARTY ITS OFFICERS, AGENTS, EMPLOYEES AND BUSINESS INVITEES, AND ANYONE FOR WHOSE ACTS ANY OF THEM MAY BE LIABLE, REGARDLESS OF WHETHER CAUSED IN PART BY THE AGGRIEVED PARTY; AND/OR (B) THE VIOALTION OF ANY FEDERAL, STATE OR LOCAL LAW, RULE OR REGULATION. THIS INDEMNIFICATION PROVISION SHALL NOT IN ANY WAY BE LIMITED BY THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION ACTS, DISABILITY BENEFITS, AND/OR OTHER EMPLOYEE BENFEIT LAWS. THIS PARAGRAPH SHALL SURVIVE THE FULL PERFORMANCE AND/OR TERMNATION OF THIS AGREEMENT.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

18.          Forum Selection/Governing Law. This Agreement has been delivered at and shall be deemed to have been made in New Jersey, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New Jersey. PROMOTER and FIGHTER agree that the exclusive jurisdiction and venue for the resolution of any dispute arising from or relating to this agreement shall lie in the courts for the State of New Jersey. Each of the parties hereto irrevocably consents to the service of process in any such proceeding by the mailing of a copy of the summons and complaint by first-class mail to such party in accordance with the notice provisions of this agreement.

19.          Promotional Agreement. In the event that FIGHTER has entered into a promotional agreement with PROMOTER, the terms and conditions of that agreement shall remain in full force and effect.

20.          Severability. Nothing contained in this agreement shall require or be construed as to require the commission of any act contrary to any law, rule or regulation of any governmental authority, and if there shall exist any conflict between any provision of this agreement and any such law, rule or regulation, the latter shall prevail and the pertinent provision or provisions of this agreement shall be curtailed, limited or eliminated to the extent necessary to remove such conflict, and as so modified, this agreement shall continue in full force and effect.

21.          Waiver. No waiver by any party of any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default. All waivers must be in writing, specify the breach or default concerned and be signed by the party against whom the waiver is sought to be enforced. The payment of any monies by any party shall not be deemed a waiver. This agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the permitted assigns, successors and affiliated entities of the parties hereto.

22.          Confidentiality. FIGHTER shall not disclose to any third party (other than his employees and agents (including consultants), in their capacity as such, on a need- to-know basis), any information with respect to the terms and provisions of this Agreement except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event(s) FIGHTER shall so notify PROMOTER as promptly as practicable (if possible, prior to making such disclosure) and shall seek confidential treatment of such information, (ii) as part of normal reporting or review procedure to his banks, auditors and attorneys and similar professionals, provided that such banks, auditors and attorneys and similar professionals agree to be bound by the provisions of this paragraph, and (iii) in order to enforce his rights pursuant to this agreement. PROMOTER shall have the sole right to determine the timing and content of and to make any press announcements and other public statements regarding this agreement. PROMOTER shall have the sole right to file this agreement with any applicable athletic or boxing commissions and world sanctioning bodies.

23.          Benefit. The provisions of this agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this agreement (whether or not such third party is referred to herein).

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

24.          Entire Agreement. This agreement sets forth and integrates the entire understanding between FIGHTER and PROMOTER, and supersedes any and all prior or contemporaneous written or oral agreements or representations between the parties with respect to the subject matter hereof. It may not be altered, amended or discharged, except by a subsequent writing signed by the parties hereto. Descriptive headings of this agreement are inserted for convenience only and do not constitute a part of this agreement and shall not be considered for purposes of its interpretation. Any ambiguities shall be resolved without reference to which party may have drafted this agreement.

26.          Transfer of Agreement. The parties may not assign this Agreement or any right or obligation of this agreement without the written consent of the other party, except that this Agreement is transferrable without consent of PROMOTER to the successor in interest to the business of PROMOTER whether by sale of assets, merger or otherwise.

25.          Counterparts/Facsimile. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Facsimile and electronic signatures shall be as effective as originals.

26.          Notices. Any notice required or desired to be given hereunder shall be in writing and sent (i) postage prepaid by certified mail, return receipt requested, (ii) by prepaid telegram or (iii) by confirmed facsimile, addressed as follows:

(a) To PROMOTER	(b) FIGHTER
CFFC PROMOTIONS LLC	FULL LEGAL Name: DOMINIC MAZOTTA
416 KINGS HIGHWAY EAST	FIGHTER Address: 3164 Vermont dr
HADDONFIELD, NJ 08033	City: Lower burrell
FAX: (844) 329-2332	State: Pa
Phone: 7249808047
Email Address: bmarz187@ gmail.com
Social Security #: 168689790

All such notices shall be deemed given when mailed, delivered to the local telegraph office of the sender, sent by confirmed facsimile or via electronic email.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

CFFC PROMOTIONS LLC, trading as CAGE FURY FIGHTING CHAMPIONSHIPS

/s/ Dominic Mazotta
By: Rob Haydak, CEO	Fighter Signature:	Dominic Mazotta (Jun 13, 2016)

/s/ Robert J Haydak Jr
Robert J Haydak Jr (Jun 17, 2016)
Manager Signature:

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

EXHIBIT “A” TO BOUT AGREEMENT - TERM SHEET

FIGHTER means DOMINIC MAZOTTA

OPPONENT means NICK PACE unless he is injured or otherwise not available to compete, in which case a substitute FIGHTER may be selected by PROMOTER.

BOUT DATE means 8/6/2016 such other date as PROMOTER may designate, in its sole discretion.

BOUT LOCATION means BORGATA HOTEL CASINO & SPA or such other location as PROMOTER may designate, in its sole discretion.

WEIGHT DIVISION means 135LBS+ 1; maximum. PROMOTER reserves the right to have fighter weigh-in upon checking into the venue and anytime leading up to the official weigh-in. If FIGHTER is over the required weight allowance, it is understood that the commission reserves the right to financially penalize the FIGHTER. The PROMOTION will reserves the right to financially penalize the FIGHTER the same amount as the commissions penalty and possible cancellation of his/her bout.

NUMBER OF ROUNDS means 4+1 SUDDEN DEATH rounds of five (5) minutes each to a decision.

FIGHTER’S PURSE means $2,000.00

(Less all permissible or required deductions and withholding)

WIN BONUS means $2,000.00

(Less all permissible or required deductions and withholding)

INCIDENTALS means (i) 1 hotel or motel rooms; (ii) N/A round-trip economy class airline tickets from N/A to N/A; It is expressly understood, however, that PROMOTER shall have no obligation for the cost of long-distance telephone calls, alcoholic beverages, entertainment or similar expenses, all of which shall be borne solely by FIGHTER, and FIGHTER shall be required to provide satisfactory credit or cash security to the hotel for such personal expenses. PROMOTER shall have the right at its option to withhold ten percent (10%) of the purse (up to a maximum of $5,000.00) and to pay such expenses there from if FIGHTER fails to do so. Upon presentation by FIGHTER to PROMOTER of satisfactory evidence by FIGHTER of payment of such expenses, any remaining portion of the withheld amount shall be paid to FIGHTER. PROMOTER does not provide hotel lodging at non-casino venues. In the event contracted fighter lives 41 or miles from the designated venue, then CFFC will provide fighter with a $150 stipend in addition to his/her fight purse.

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

TRAINING COMMENCEMENT DATE means 7/31/2016

MEDICAL REPORT DUE DATE means 7/28/2016

EXHIBIT “B” TO BOUT AGREEMENT

Bout Ancillary Rights include: The unrestricted right to project, telecast, photograph, record, or otherwise reproduce the Bout and the events immediately preceding, during and following the bout and between the rounds in any and all media in or by any manner, method, device (now known or hereafter devised), including but not limited to the unlimited and unrestricted right to telecast the bout by means of live or delayed, over-the-air, cable, home or theater, interactive, pay, pay-per-view, satellite, subscription, master antenna, multi-point or closed circuit television, Internet applications, films and tapes, for exhibition in any and all media and all gauges, whether for theatrical exhibition or for sale, lease or license for home use, including audio and audio-visual cassettes and discs, CD-ROMs, DVDs, all forms of Internet online services, delivery or applications, “EVR,” holograms, games and toys, home video and computer games, arcade video games, hand-held versions of video games, video slot machines, the unlimited right to deal with any or all of the foregoing and to obtain copyright or similar protection domestically or internationally in the name of PROMOTER or PROMOTER’s nominee or assignee, and all other rights, privileges, benefits, matters and things incident to or arising out of all or any of the foregoing, all in such manner as PROMOTER shall determine in its sole discretion; and

The unrestricted right to use, edit, disseminate, display, reproduce, print or publish in any media the name, sobriquet, voice, persona, signature, likeness and biography of FIGHTER and other persons affiliated with FIGHTER who are connected to the Bout, for purposes of advertising, promotion, publicity, merchandising and exploitation of the Bout, any Pre-Bout Events and Post-Bout Events; for purposes of the development, manufacturing, distribution, marketing and/or sale of any and all interactive devices, home video and computer games, arcade video games, hand-held versions of video games, video slot machines, CD-ROMs, DVDs; Internet applications, video and audio cassettes, photographs, toys, merchandising, and any and all other similar products, including but not limited to the sleeves, jackets, and packaging for such products, and commercial and merchandising tie-ups and advertisements, banners, buttons, posters, t-shirts, clothing (including but not limited to hats and jackets), jewelry, and other souvenir items.

EXHIBIT “C” TO BOUT AGREEMENT

PURSE DEDUCTION

FAILURE TO TIMELY PROVIDE MEDICAL INFORMATION - 20%

UNAPPROVED PROMOTIONAL/ADVERTISING SPONSORS - 25%

VIOLATION OF FIGHTER CONDUCT - 50%

FAILURE TO MEET AGREED WEIGHT REQUIREMENT - FINE EQUAL TO THE STATE LICENSING COMMMSION PENALTY

CONTRACT IS ONLY GOOD FOR 48 HOURS.

IF NOT RETURNED WITHIN 48 HOURS, CONTRACT IS NULL AND VOID

EXHIBIT “D” TO BOUT AGREEMENT

WALK-OUT MUSIC

Do not leave this portion blank! You may change this up until the week prior to the event.

Absolutely no profanity. All live artist must get lyrics pre-approved. Any violations of music will result in a maximum of 20% purse deduction.

Walk Out Song and Artist: Red man- da rockwilder

EXHIBIT “E” TO BOUT AGREEMENT
TALE OF THE TAPE

Full Name including nickname: Dominic “the honey badger” mazzotta

Fighting out of City/State: Lower burrell

Age: 29	Height : 5’7”	Reach: 70 inch

Gym Affiliation: The mat factory

Fighting Style: ( Jiu Jitsu, Wrestler, Striker, Boxer, etc) Tae kwon do

EXHIBIT “F” TO BOUT AGREEMENT
CORNERMEN

All FIGHTERS are permitted to have no more than three (3) licensed team members accompany in the warm-up & testing areas. In the event the bout qualifies for a 4th team member you will be notified and your 4th cornermen will be permitted.

(1)	Isaac greeley

(2)	Paul peterson

(3)	Phillip Ameris

(4)	Eddie Vincent